UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 5, 2010

PURE BIOFUELS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-50903	47-0930829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Shadow Trace Circle
Houston, TX	77082-5637
Address of principal executive offices	Zip Code

1-281-540-9317
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Juan Antonio Santoyo Ruiz was elected our Chief Financial Officer effective July 5, 2010.

Mr. Ruiz, age 44, was, from October 2006 to July 2010, an auditor with DMCL Chartered Accountants Vancouver, B.C, Canada.  From June 2003 to October 2006, he was IT Business Consultant, Customer Service, North American Air Travel Insurance Ltd Travel Underwriters Canada, a Travel Medical Insurance company.  From December 2001 to June 2003, he was Senior Trust Analyst, Alderwoods Group – Canada, a Cemeteries, Funeral Homes – Trust Company.  From January 1999 to August 2001, he was Senior Accountant with Deloitte Touche Tohmatsu – Peru.  He holds the following professional designations:

•	Certified Public Accountant Peru
•	Insurance Council of BC
•	Insurance Council of Saskatchewan
•	Insurance Council of Alberta

He received a Bachelor Degree in Accounting (Lima University 1998) and a Bachelor Degree in Accounting (ICES Canada 2001).

The board of directors elects our executive officers annually.  There are no family relationships with Mr. Ruiz and any of our officers and directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PURE BIOFUELS CORP.

Date: June 30, 2010	By:	/s/ Carlos Alberto Pinto
Carlos Alberto Pinto
Chief Executive Officer and Director